Exhibit 10.2

AMENDMENT NO. 1

TO STOCK PURCHASE AGREEMENT

This Amendment No. 1 (this “Amendment”), dated as of May 12, 2026, is entered into by and among Linkhome Holdings Inc. (“Buyer”), Constant Investments, Inc. d/b/a Mortgage One Group (the “Company”), and Jun Choi and Richard Tak (the “Sellers”), and amends the Stock Purchase Agreement dated as of May 8, 2026 among the same parties (the “Agreement”). Capitalized terms used but not defined herein have the meanings given in the Agreement.

RECITALS

The parties wish to extend the Closing and therefore agree as follows:

1. AMENDMENTS

1.1 Closing Date. The definition of “Closing Date” in Section 1.1, and the Target Closing Date in Section 4.1(a), are amended so that the Parties shall use commercially reasonable efforts to cause the Closing to occur on July 1, 2026.

1.2 Cut-Off Time. The definition of “Cut-Off Time” in Section 1.1 is amended to 11:59 p.m. Pacific Time on July 1, 2026 (or, if the Closing Date is later, 11:59 p.m. Pacific Time on the Closing Date).

1.3 Effective Time. The definition of “Effective Time” in Section 1.1, and Section 4.1(b), are amended to 12:00 a.m. Pacific Time on July 2, 2026 (or, if the Closing Date is later than July 1, 2026, the calendar day immediately following the Closing Date). From the Effective Time, the Shares vest in Buyer and operational and economic ownership of the Business passes to Buyer.

1.4 Conforming Changes. All references in the Agreement and its Schedules, Exhibits, and Ancillary Agreements to (a) “May 31, 2026” as the Target Closing Date or Cut-Off Time date are deemed to refer to “July 1, 2026,” and (b) “June 1, 2026” as the Effective Time date are deemed to refer to “July 2, 2026.” Any “outside date” in Article X falling on or before July 1, 2026 is extended by thirty (30) days. The Earnout Period, Lock-Up Period, Restricted Period, and Transition Period all run from the new Closing Date.

1.5 Bring-Down. The representations, warranties, and pre-closing covenants in Articles V, VI, and VII are brought down to the extended Closing Date.

2. MISCELLANEOUS

2.1 Ratification. Except as expressly amended hereby, the Agreement remains in full force and effect. In the event of any conflict, this Amendment controls.

2.2 No Financing Condition. Completion of Buyer’s second-round financing is not a condition to the Sellers’ obligations to close, and the Sellers have no liability for its completion or non-completion.

2.3 Governing Law; Counterparts. The governing-law, venue, and dispute-resolution provisions of the Agreement apply to this Amendment. This Amendment may be executed in counterparts, including by electronic signature.

[Signature page follows.]

SIGNATURE PAGE

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

BUYER:

LINKHOME HOLDINGS INC.

By:	/s/ Zhen (Bill) Qin
Name:	Zhen (Bill) Qin
Title:	Chief Executive Officer

COMPANY:

CONSTANT INVESTMENTS, INC. d/b/a Mortgage One Group

By:	/s/ JUN CHOI
Name:	JUN CHOI
Title:	President

SELLERS:

/s/ JUN CHOI
JUN CHOI, individually

/s/ RICHARD TAK
RICHARD TAK, individually